EXHIBIT 8

                                      DATE
Board of Directors
Cornerstone Realty Income Trust, Inc.
306 East Main Street
Richmond, VA 23219

Dear Sirs:

   We have acted as counsel to Cornerstone Realty Income Trust, Inc. (the "Company"), a Virginia corporation, in connection with the preparation of the registration statement on Form S-3 to which this opinion is attached as an exhibit (the "Registration Statement"). The Company is filing the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register under the Act 5,175,000 Common Shares of the Company. Terms not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

   The Company has elected to be treated as a real estate investment trust ("REIT") for federal income tax purposes commencing with its taxable year ended December 31, 1993. The Company's initial and continuing qualification as a REIT depends upon the satisfaction of various requirements under the Internal Revenue Code of 1986, as amended (the "Code"). The satisfaction of those requirements generally is within the control of the Company's Board of Directors and officers, who have been engaged to conduct the affairs of the Company under the supervision of the Board of Directors. This opinion is based upon various assumptions and is conditioned upon certain representations as to factual matters made by the Company through a certificate of an officer of the Company (the "Officer's Certificate"), a copy of which is attached hereto.

   After reasonable inquiry of the officers of the Company, we are not aware of any facts or circumstances contrary to or inconsistent with the foregoing representations and assumptions. To the extent the representations set forth in the Officer's Certificate are with respect to matters set forth in the Code or Treasury Regulations, we have reviewed with the individual making such representations the relevant provisions of the Code, the applicable Treasury Regulations and published administrative interpretations thereof.

   We have reviewed originals or copies of (i) the Amended and Restated Articles of Incorporation (as amended), Bylaws and other corporate documents of the Company, (ii) certain resolutions of the Board of Directors of the Company, and
(iii) the Registration Statement and the prospectus included therein (the "Prospectus"). In addition, we have reviewed such other documents and have made such legal and factual inquiries as we have deemed necessary or advisable for purposes of rendering the opinions set forth below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the accuracy and completeness of all records made available to us.

   We are opining herein only as to the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

   Based on the foregoing documents, representations, and assumptions being, and continuing to be, accurate, and subject to the qualifications hereinafter set forth, we are of the opinion that:

   1. The Company qualified as a REIT for its taxable years ended December 31, 1993 through December 31, 1996, and, as of the date hereof, its proposed method of operation would enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code;

   2. Provided that a shareholder which is an Exempt Organization (i) does not incur any "acquisition indebtedness" as defined in Section 514(c) of the Code in connection with its acquisition of Shares and (ii) does not hold the Shares as stock in trade, inventory, or property held primarily for sale to customers in the ordinary course of business, dividends paid by the Company to such shareholder will not constitute unrelated business taxable income under Section 512 of the Code even if the Company owns "debt-financed property" as that term is defined in Section 514(b) of the Code; and

   3. The statements and legal conclusions contained in the Registration Statement under the captions "Risk Factors--Federal Income Tax Risks" and
"Federal Income Tax Considerations" describe the material federal income tax aspects of the offering made by the Registration Statement applicable to the Company and the shareholders, are correct in all material respects, and the discussion thereunder does not omit any material provision with respect to the matters covered.

   No opinion is expressed as to any matter not discussed herein.

   Any variation or difference in the facts from those set forth in the Officer's Certificate or the other representations and assumptions described above may affect the conclusions stated herein. With respect to our opinion contained in paragraph 1 above, you should note that the continued qualification and taxation of the Company as a REIT under the Code will depend upon the Company's ability, through its actual operations, to meet the qualification tests imposed by Section 856(c)(2), (3), (4) and (5) of the Code. The Company's ability to satisfy such tests may be affected by, inter alia, the Company's actual annual operating results, distribution levels, diversity of stock ownership, and changes in the Company's current method of operation. No prediction as to those actual operating results is implied by our opinion.

   The foregoing opinions are based solely on the provisions of the Code, the Treasury Regulations promulgated thereunder and the judicial and administrative rulings, pronouncements and decisions all as they exist as of this date and all of which are subject to change, which change may be retroactively applied, or possible differing interpretations that may affect the conclusions stated herein. To the extent this opinion relies upon recent tax legislation, and recently promulgated Treasury Regulations, no assurance can be given as to the interpretations of such recent legislation that will be reflected in applicable Internal Revenue Service rulings and future Treasury Regulations, which could be applied retroactively. Any changes to the foregoing authorities might result in modifications to our opinions contained herein. Further, this opinion does not purport to deal with certain types of investors subject to special treatment under the federal income tax laws.

   We hereby consent to the reference to our firm under the captions "Federal Income Tax Considerations," "Risk Factors -- Federal Income Tax Risks" and "Certain Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by
Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                             Very truly yours,

                             CORNERSTONE LETTERHEAD

     , 1997

McGuire, Woods, Battle & Boothe, L.L.P.
One James Center
901 East Cary Street
Richmond, VA 23219

Ladies & Gentlemen:

   Cornerstone Realty Income Trust, Inc. (the "Company"), a Virginia corporation, in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement"), has requested your opinion with respect to certain federal income tax consequences to the Company of its election to be treated as a "real estate investment trust" ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). We are aware that your opinion may be rendered or delivered to others having an interest in the subject matter thereof. In connection with your opinion, we have enclosed a certification by Stanley J. Olander, Jr., who is the Chief Financial Officer of the Company with respect to the operation of the Company. We understand that you will rely on this certification in rendering your opinion that the Company has conducted its operations in a manner so as to qualify for taxation as a REIT under the Code.

Sincerely yours,

                             CORNERSTONE LETTERHEAD

DATE

                               REIT CERTIFICATION

   My name is Stanley J. Olander, Jr. I am the Chief Financial Officer of Cornerstone Realty Income Trust, Inc. (the "Company"). In connection with this certification, (i) I have had access to relevant information regarding each of the factual matters set forth below; (ii) to the extent that I have consulted with other employees of the Company regarding the factual matters set forth below, such persons have agreed in all respects with the representations made below; and (iii) I am familiar with the requirements for qualification as a real estate investment trust ("REIT") under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and have exercised ordinary business care and prudence to attempt to have the Company satisfy such requirements.

   I understand that McGuire, Woods, Battle & Boothe, L.L.P. will rely on these representations in rendering its opinion that the Company has conducted its operations in a manner so as to qualify for taxation as a REIT under the Code. I hereby certify that the statements below are now, and to the extent that such statements speak to the future will be, to the best of my knowledge and belief true, correct and complete.

   On behalf of the Company, I hereby make the following representations with respect to the operation of the Company:

   1. The Company has operated, and will continue to operate, in compliance with Virginia law and its Articles of Incorporation and Bylaws, as the same have existed from time to time;

   2. The Company is managed, and will continue to be managed, by one or more trustees or directors, and the beneficial ownership in the Company has been, and will continue to be, evidenced by transferable shares;

    3. The Company has not operated, and will not operate, so that it becomes either (i) a financial institution referred to in Section 582(c)(2) of the Code, or (ii) an insurance company to which subchapter L of the Code applies;

    4. The Company has had, and will continue to take all measures within its control to ensure that it will continue to have, at least 100 shareholders for at least 335 days of each full taxable year, or proportionate part of any shorter taxable year (other than its 1993 taxable year);

    5. At no time during the last half of any taxable year after the first taxable year for which the election was made to be a REIT, has more than 50% in value of the Company's outstanding common shares been, and the Company will take all measures within its control to ensure that it will continue not to be, owned, directly or indirectly, by five or fewer individuals;

   6. The Company has used since its election to be a REIT, and will continue to use, a calendar year for federal income tax purposes;

    7. The Company has duly filed an election to be treated as a REIT for federal income tax purposes effective for its taxable year ended December 31, 1993, and has not taken any action to terminate such election. Since such election, the Company has not, and will not, elect to be treated as an S Corporation, a real estate mortgage investment conduit, a regulated investment company, or any entity other than a REIT for federal income tax purposes;

    8. The Company has not revoked its election to be treated as a REIT and has satisfied, and will continue to satisfy, all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and to maintain REIT status;

   9. The Company has filed timely tax returns and has not included any information in such returns with an intent to evade taxes;

   10. The Company does not have, and will not have, as of the close of any taxable year, any earnings and profits accumulated in any year during which the Company was not treated as a REIT under the Code;

   11. Since its election to be a REIT, at least 95 percent of the Company's gross income in any taxable year has been, and the Company will take all measures within its control to ensure that it will continue to be, derived from dividends, interest, rents from real property, and other sources described in section 856(c)(2) of the Code;

   12. The projections and analyses prepared by the Company and presented to you with respect to the Company's expected "non-qualifying income" (as determined under section 856(c)(2) of the Code), due to the fee income from advisory and property management subcontracts from (i) Apple Residential Advisor, Inc. ("ARA") and Apple Residential Management Group, Inc. ("ARMG"), respectively, and
(ii) property acquisition and disposition services to Apple Residential Income Trust, Inc. represent the Company's best estimates of the gross income to be derived from such sources, and the Company will ensure that the receipt of such income will not cause a breach of representation (11) above;

   13. Since its election to be a REIT, at least 75 percent of the Company's gross income in any taxable year has been, and the Company will take all measures within its control to ensure that it will continue to be, derived from rents from real property, interest on obligations secured by mortgages on real property or on interests in real property, and other sources described in section 856(c)(3) of the Code;

   14. Since its election to be a REIT, less than 30 percent of the Company's gross income in any taxable year has been, and the Company will take all measures within its control to ensure that it will continue to be, derived from the sale or other disposition of (i) stock or securities held for less than one year, (ii) property in a transaction which is a prohibited transaction as defined in the Code, and (iii) real property (including interests in real property and interests in mortgages on real property) held for less than four years other than property compulsorily or involuntarily converted within the meaning of section 1033 of the Code and property which is foreclosure property within the definition of section 856(e), as described in section 856(c)(4);

   15. At least 75 percent of the Company's assets have been and will continue to be represented by real estate assets, cash and cash items (including receivables), and Government securities, as described in section 856 (c)(5) of the Code;

   16. The Company has not owned, and will not own in the future, directly or indirectly, more than 10 percent of the outstanding voting securities of any one issuer;

   17. The Company has not owned, and will not own, securities in any one issuer having an aggregate value in excess of five percent of the value of the total assets of the Company;

   18. The Company has not held, and will not hold, any assets for sale to customers in the ordinary course of its trade or business and has complied, and will continue to comply, with the terms of the safe-harbor provisions in the Code prescribing when asset sales by a REIT will not be characterized as prohibited transactions;

   19. Since its election to be a REIT, substantially all of the operating gross income from the properties of the Company has been, and will continue to be, rents from interests in real property, including rents attributable to personal property as described below in representation (20) and including charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated, but excluding for such purposes rents received from related parties as defined in section 856(d)(2)(B) of the Code;

   20. Since its election to be a REIT, (i) less than 15 percent of the rent received by the Company has been attributable to personal property, (ii) all personal property has been leased under or in connection with a lease of real property, and (iii) no personal property owned by the Company has significant value in excess of its adjusted basis for federal tax purposes, and the Company will take all measures within its control to ensure that such statements will continue to be true;

   21. The Company has not entered, and will not enter, into any agreement or arrangement in connection with the rental of real property under which amounts payable to the Company will depend in whole or in part upon the income or profits derived from any tenant (or sub-tenant), except that such amounts may be based on a fixed percentage or percentages of receipts or sales;

   22. The Company has not received, and will not receive, rents from real property, directly or indirectly (within the meaning of section 856(d)(5) of the Code), from any person in which the Company owns (i) in the case of a corporation, 10 percent or more of the total (a) combined voting power of all classes of stock entitled to vote, or (b) number of shares of all classes of stock; and (ii) in the case of an entity other than a corporation, an interest of 10 percent or more in the assets or net profits of such entity;

   23. Each year the deduction for dividends  paid by the Company (as defined in section 561 of the Code, but determined without regard to capital gains dividends, as defined in section 857(b)(3)(C)) equaled or exceeded, and is expected to continue to equal or exceed, (A) the sum of (i) 95 percent of the Company's real estate investment trust taxable income (as defined in section 857(b)(2), but without regard to the deduction for dividends paid and excluding any net capital gain) and (ii) 95 percent of the excess of its net income from foreclosure property over the tax imposed on such income by section
857(b)(4)(A),  minus (B) any  excess  noncash  income  (as  defined  in  section
857(e));

   24. The Company has complied, and will continue to comply, for each taxable year with the Treasury regulations prescribed for the purpose of ascertaining the actual ownership of outstanding common shares of the Company;

   25. The Company has been, and anticipates that it will continue to be, a "domestically controlled REIT," within the meaning of section 897(h) of the Code;

   26. The Company has conducted and will continue to conduct its operations as described in the Registration Statement (including the Prospectus);

   27. In so far as it is able to influence or control such matters, the Company
(i) will operate in its own name and for its own account in connection with any contractual relationships between it and either ARA or ARMG, (ii) will not engage either ARA or ARMG to act as an agent of the Company, and (iii) will not have officers, other than Glade M. Knight, who serve as officers of either ARA or ARMG;

   28. Dividends paid by the Company have been made pro rata, with no preference to any share as compared with other shares of the same class; and

   29. The Company is not aware of any facts or circumstances contrary to or inconsistent with the foregoing representations or assumptions.

                                        Very truly yours,



                                        Cornerstone Realty Income Trust, Inc.



                                        By:
                                            ------------------------------------
                                             Name: Stanley J. Olander, Jr.
                                             Title: Chief Financial Officer